As filed with the Securities and Exchange Commission on January 12, 1998.

                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                 TRIMERIS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                                56-1808663
   (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                        4727 University Drive, Suite 100
                                Durham, NC 27707
          (Address of Principal Executive Offices, including zip code)

                                 TRIMERIS, INC.
                           AMENDED AND RESTATED STOCK
                                 INCENTIVE PLAN
                            (Full Title of the Plan)

Dr. M. Ross Johnson                       Copy to:
Trimeris, Inc.                              Merrill M. Mason, Esq.
4272 University Drive, Suite 100            Hutchison & Mason PLLC
Durham, NC 27707                            4011 Westchase Boulevard, Suite 400
(919) 419-6050                              Raleigh, NC 27607
(Name, Address and Telephone                (919) 829-9600
Number of Agent for Service)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------- ----------------- ---------------------- ----------------------- -------------------
                                                    Proposed Maximum        Proposed Maximum
                                                     Offering Price        Aggregate Offering        Amount of
Title of Securities               Amount To Be          Per Share                Price              Registration
To Be Registered                 Registered(1)                                                          Fee
------------------------------- ----------------- ---------------------- ----------------------- -------------------
Common Stock,
par value $0.001 per share          852,941             $13.25(2)          $11,301,468(2)            $3,425.00
--------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Trimeris, Inc. Stock Incentive Plan (the "Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event or forfeited under the terms of the Plan.
(2) Estimated solely for purposes of calculating the registration fee. The maximum offering price per share is based upon the average of the high and low trading prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on January 8, 1998, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
--------------------------------------------------------------------------------

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

Item 1.           Plan Information *

Item 2.           Registrant Information and Employee Plan Annual Information *


    * As permitted by the rules of the Securities and Exchange Commission (the "Commission"), the documents containing the information required by Part I of Form S-8 are omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

         Trimeris, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's final prospectus, filed with the Commission on October 7, 1997, pursuant to Rule 424(b) of the Securities Act;

         (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since October 7, 1997; and

         (c) The description of the Common Stock that is incorporated by reference in the Registration Statement of the Registrant on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents with the Commission.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Certain legal matters in connection with this registration will be passed upon for the Registrant by Hutchison & Mason PLLC, Raleigh, North Carolina. Hutchison & Mason PLLC serves as corporate counsel to the Registrant and has received and is expected to receive payment for legal services rendered or to be rendered on an ongoing basis to the Registrant. Attorneys with Hutchison & Mason PLLC own an aggregate of 6,730 shares of Common Stock of the Registrant.

Item 6.           Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him and her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

         The Registrant's Third Amended and Restated Certificate of Incorporation contains provisions permitted under DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derives an improper personal benefit or (v) acts or omissions occurring prior to the date of these provisions. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek equitable relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Registrant's Third Amended and Restated Certificate of Incorporation also contains provisions indemnifying the directors and officers of the Registrant to the fullest extent permitted by DGCL.

         The Amended and Restated Bylaws of the Registrant provide that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the DGCL. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the DGCL.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements provide the maximum protection available under the Third Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the DGCL as it may be amended from time to time. Under such indemnification agreements, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all expenses (including attorneys' fees) incurred in investigating or defending any such action, suit or proceeding. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

         The Underwriting Agreement (filed as an Exhibit to the Registrant's Registration Statement on Form S-1, File No. 333-31109, filed with the Commission on October 6, 1997) contains provisions by which the Underwriters have agreed, severally and not jointly, to indemnify and hold harmless the Registrant, each person, if any, who controls the Registrant, within the meaning of Section 15 of the Securities Act, each director of the Registrant, and each officer of the Registrant who signed such Registration Statement, from and against any liability caused by any information furnished in writing by the underwriters for use in such Registration Statement.

         The Trimeris, Inc. Amended and Restated Stock Incentive Plan and the Trimeris, Inc. 1997 Employee Stock Purchase Plan (collectively, the "Plans") provide that no member of the Board of Directors of the Registrant shall be liable for any action or determination relating to the Plans and that no director or person acting pursuant to authority delegated by the Board of Directors pursuant to the terms of the Plans shall be liable for any action or determination under the Plans made in good faith.

         The Registrant also carries directors' and officers' liability insurance covering its officers and directors.

Item 7.           Exemption From Registration Claimed

         Not applicable.

Item 8.           Exhibits

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.           Undertakings

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 12th day of January, 1998.

                                     TRIMERIS, INC.

                                          /s/ M. Ross Johnson
                                     By:  ______________________________________
                                          M. Ross Johnson
                                          President, Chief Executive Officer and
                                          Chief Scientific Officer

         We, the undersigned officers and directors of Trimeris, Inc., do hereby severally constitute and appoint M. Ross Johnson and Matthew A. Megaro our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for us and in our names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on this 12th day of January 1998.

Signature                           Title


/s/ Jesse I. Treu, Ph.D.        Chairman of the Board of Directors
-----------------------
Jesse I. Treu, Ph.D.


/s/ M. Ross Johnson, Ph.D.      President, Chief Executive Officer, Chief
---------------------
M. Ross Johnson, Ph.D.          Scientific Officer and Director (Principal
                                Executive Officer)

/s/ Andrew McCreath             Director
---------------------
Andrew McCreath


/s/ Dani P. Bolognesi, Ph.D.    Director
---------------------
Dani P. Bolognesi, Ph.D.


/s/ Matthew A. Megaro           Chief Operating Officer, Chief Financial
---------------------
Matthew A. Megaro               Officer, Executive Vice President and
                                Secretary (Principal Accounting and
                                Financial Officer)

/s/ Brian H. Dovey              Director
---------------------
Brian H. Dovey


/s/ Charles A. Sanders, M.D.    Director
---------------------
Charles A. Sanders, M.D.

                                 Exhibit Index


Exhibit No.                   Description

   4.1*       Third Amended and Restated Certificate of Incorporation of the
              Registrant
   4.2*       Amended and Restated Bylaws of the Registrant
   4.3*       Specimen Certificate of Common Stock, $0.001 par value, of the
              Registrant
   4.4*       Trimeris, Inc. Amended and Restated Stock Incentive Plan
   5.1        Legal opinion of Hutchison & Mason PLLC
  23.1        Consent of KPMG Peat Marwick LLP
  23.2        Consent of Hutchison & Mason PLLC (Contained in Exhibit 5.1)
  24.1        Power of Attorney (Contained on signature page)

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31109)